UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2007

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta Georgia 30328

(Address of Principal

Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On April 19, 2007 and effective May 1, 2007, Allan P. Merrill, age 40, was appointed Executive Vice President and Chief Financial Officer of Beazer Homes USA, Inc. (the “Company”).

Mr. Merrill will join the Company from Move, Inc. where he has served as Executive Vice President of Corporate Development and Strategy since October 2001. From April 2000 to October 2001, Mr. Merrill was president of Homebuilder.com, a division of Move, Inc. Mr. Merrill joined Move, Inc. following a 13-year tenure with the investment banking firm UBS (and its predecessor Dillon, Read & Co.) where he was a managing director and served most recently as co-head of the Global Resources Group, overseeing the construction and building materials, chemicals, forest products, mining and energy industry groups. Mr. Merrill is a member of the Urban Land Institute and the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University. He is a graduate of the University of Pennsylvania, Wharton School with a Bachelor of Science in Economics.

In connection with Mr. Merrill’s appointment, the Company and Mr. Merrill entered into an employment agreement (the “Employment Agreement”) and a change of control employment agreement (the “Change of Control Agreement” and together with the Employment Agreement, the “Employment Agreements”), in each case, effective as of May 1, 2007.  The Employment Agreements set forth the basic terms of Mr. Merrill’s employment, including base salary, bonus and benefits, and benefits to which Mr. Merrill is entitled if his employment is terminated for various reasons.

The Employment Agreement provides for Mr. Merrill to initially receive an annual salary of $600,000 (subject to review annually for increase).  Mr. Merrill is eligible to participate in the Company’s bonus and stock incentive plans and all welfare benefit, incentive, savings and retirement plans.  The initial term of the Employment Agreement is two (2) years, with a provision for extension for successive one year periods unless earlier terminated by the Company or Mr. Merrill or otherwise terminated in accordance with the Employment Agreement.

If Mr. Merrill’s employment is terminated by the Company for “cause” (as defined in the Employment Agreement) he will be entitled to receive an amount equal to his base salary through the effective date of termination, any compensation previously deferred and all other amounts to which he is entitled under the Employment Agreement.

If Mr. Merrill’s employment is terminated other than for cause, as a result of Mr. Merrill’s death or disability or if Mr. Merrill voluntarily terminates his employment, he will be entitled to receive an amount equal to his base salary through the effective date of termination, any compensation previously deferred, any accrued and unpaid annual bonus amounts, a prorated annual bonus amount for the current fiscal year (the “Accrued Obligations”) and all other amounts to which he is entitled under the Employment Agreement.  If Mr. Merrill’s employment is terminated by the Company other than for cause, he will be entitled to receive a severance payment equal to the sum of (1) Mr. Merrill’s annual base salary in effect on the date of termination and (2) a bonus payment equal to the Average Annual Bonus as defined for a period of two years from the termination date.

The Change of Control Agreement supersedes the terms and provisions of the Employment Agreement in the event of a Change of Control (as defined in the Change of Control Employment Agreement) of the Company.  The Change of Control Agreement has an initial term of two years, however on each one-year anniversary of its effective date, the Change of Control Agreement automatically renews for a successive two-year period, unless earlier terminated by the Company and Mr. Merrill or otherwise terminated in accordance with the terms of the Change of Control Agreement.

Pursuant to the Change of Control Agreement, the Company will continue to employ Mr. Merrill for a period of two years from the date the Change of Control occurs (the “Effective Date”).  During this two-year period, Mr. Merrill will be entitled to receive an amount at least equal to his most recent annual base salary.  In addition, Mr. Merrill shall be awarded an annual bonus at least equal to the arithmetic average of his bonuses for the last three years.

In the event a Change of Control occurs and Mr. Merrill terminates his employment for Good Reason (as defined in the Change of Control Employment Agreement) (including voluntarily during the 30-day period following the six-month anniversary of a Change of Control, which shall be deemed a termination for Good Reason (a “Permitted Executive Termination”)) or is terminated by the Company other than for Cause (as defined in the Change of Control Employment Agreement), then Mr. Merrill will be entitled to an amount equal to the Accrued Obligations and a lump sum payment equal to the two times the sum of his annual base salary and the highest annual bonus paid to him during the preceding three full fiscal years. If Mr. Merrill terminates his employment pursuant to a Permitted Executive Termination, then he may be subject to certain non-compete and non-solicitation restrictions for a period of one year following the termination of his employment.

Subsequent to a Change of Control, if Mr. Merrill’s employment is terminated by the Company for Cause, he will be entitled to receive an amount equal to the portion of his annual base salary accrued through the effective date of termination, any compensation previously deferred and all other amounts to which he may be entitled under the Change of Control Employment Agreement.

Subsequent to a Change of Control, if Mr. Merrill’s employment is terminated by the Company as a result of his death or disability, or by Mr. Merrill other than a termination for Good Reason, Mr. Merrill will be entitled to receive an amount equal to the Accrued Obligations and all other amounts to which he may be entitled under the Change of Control Agreement.

The foregoing summary of the material terms of the Employment Agreement and the Change of Control Employment Agreement are qualified by reference to the provisions of the respective agreements, which are attached as Exhibit 10.01 and 10.02 hereto, respectively.  A copy of the Company’s press release, dated April 23, 2007, with respect to the above matters is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

10.01	Employment Agreement by and between Beazer Homes USA, Inc. and Allan P. Merrill effective as of May 1, 2007.

10.02	Change of Control Employment Agreement by and between Beazer Homes USA, Inc. and Allan P. Merrill effective as of May 1, 2007.

99.1	Press Release issued April 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: April 23, 2007	By:	/s/ Ian J. McCarthy
Ian J. McCarthy
President and Chief Executive Officer